EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this registration statement on Form S-8 of Rampart Capital Corporation of our report dated February 25, 2000, appearing in the Annual Report on Form 10-KSB of Rampart Capital Corporation for the year ended December 31, 1999.



/s/  Pannell  Kerr  Forster  of  Texas,  P.C.
Houston,  Texas
September  18,  2000


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